EXHIBIT 99.1

Additional Financial Information (Unaudited)

The following additional financial information is provided based upon the continuing interest of certain stockholders and creditors to assist them in understanding our core manufacturing business with our financial services operations on a pre-tax equity basis. Our manufacturing operations, for this purpose, include our Truck segment, Engine segment, Parts segment, and Corporate items. The manufacturing operations financial information represents non-GAAP financial measures. The reconciling differences between these non-GAAP financial measures and our GAAP condensed consolidated financial statements in Item 1, Condensed Consolidated Financial Statements, are our financial services operations and adjustments required to eliminate intercompany transactions between Manufacturing Operations and Financial Services Operations and to adjust for reclasses. Certain of our subsidiaries in our manufacturing operations have debt outstanding with our financial services operations (“intercompany debt”). In the condensed statements of assets, liabilities, redeemable equity securities, and stockholders’ deficit, the intercompany debt is reflected as accounts payable. The change in the intercompany debt is reflected in the net cash provided by operating activities in the condensed statements of cash activities.

Condensed Statements of Revenues and Expenses

Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	Three Months Ended January 31, 2009
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
(in millions)
Sales of manufactured products	$2,895	$—	$—	$2,895
Finance revenues	—	93	(18)	75

Sales and revenues, net	$2,895	$93	$(18)	$2,970

Costs of products sold	2,323	—	—	2,323
Restructuring charges	58	—	—	58
Selling, general and administrative expenses	346	31	(1)	376
Engineering and product development costs	108	—	—	108
Interest expense	31	64	(2)	93
Other income, net	(182)	(1)	(15)	(198)

Total costs and expenses	2,684	94	(18)	2,760
Equity in income of non-consolidated affiliates	17	—	—	17

Income (loss) before income taxes and equity income from financial services operations	228	(1)	—	227
Equity income from financial services operations	(1)	—	1	—

Income (loss) before income taxes	227	(1)	1	227
Income tax benefit	7	—	—	7

Net income (loss)	$234	$(1)	$1	$234

	Three Months Ended January 31, 2008
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
(in millions)
Sales of manufactured products	$2,860	$—	$—	$2,860
Finance revenues	—	116	(22)	94

Sales and revenues, net	$2,860	$116	$(22)	$2,954

Costs of products sold	2,463	—	—	2,463
Selling, general and administrative expenses	293	28	—	321
Engineering and product development costs	82	—	—	82
Interest expense	48	119	—	167
Other (income) expenses, net	27	(6)	(22)	(1)

Total costs and expenses	2,913	141	(22)	3,032
Equity in income of non-consolidated affiliates	24	—	—	24

Loss before income taxes and equity from financial services operations	(29)	(25)	—	(54)
Equity loss from financial services operations	(25)	—	25	—

Loss before income taxes	(54)	(25)	25	(54)
Income tax benefit (expense)	(11)	10	(10)	(11)

Net loss	$(65)	$(15)	$15	$(65)

Condensed Statements of Assets, Liabilities, Redeemable Equity Securities, and Stockholders’ Deficit

Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	As of January 31, 2009
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
(in millions)
Cash and cash equivalents	$433	$64	$—	$497
Marketable securities	149	—	—	149
Restricted cash and cash equivalents	8	388	—	396
Accounts receivables	917	3,602	(247)	4,272
Inventories	1,777	36	—	1,813
Investments in and advances to financial services operations	397	—	(397)	—
Investments in and advances to non-consolidated affiliates	162	—	—	162
Property and equipment, net	1,338	109	—	1,447
Goodwill and intangible assets, net	499	—	—	499
Other assets	187	83	—	270
Deferred taxes, net	71	47	—	118

Total assets	$5,938	$4,329	$(644)	$9,623

Accounts payable	$1,754	$173	$(247)	$1,680
Postretirement benefits liabilities	1,980	19	—	1,999
Debt—manufacturing operations	1,829	3,576	—	5,405
Other liabilities	1,844	164	—	2,008
Redeemable equity securities	24	—	—	24
Stockholders’ deficit	(1,493)	397	(397)	(1,493)

Total liabilities, redeemable equity securities, and stockholders’ equity/(deficit)	$5,938	$4,329	$(644)	$9,623

	As of October 31, 2008
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
(in millions)
Cash and cash equivalents	$775	$86	$—	$861
Marketable securities	2	—	—	2
Restricted cash and cash equivalents	8	549	—	557
Accounts receivables	1,051	3,968	(226)	4,793
Inventories	1,584	44	—	1,628
Investments in and advances to financial services operations	387	—	(387)	—
Investments in and advances to non-consolidated affiliates	156	—	—	156
Property and equipment, net	1,390	111	—	1,501
Goodwill and intangible assets, net	529	—	—	529
Other assets	175	72	—	247
Deferred taxes, net	67	49	—	116

Total assets	$6,124	$4,879	$(613)	$10,390

Accounts payable	$2,162	$91	$(226)	$2,027
Postretirement benefits liabilities	1,628	18	—	1,646
Debt—manufacturing operations	1,834	4,240	—	6,074
Other liabilities	1,852	143	—	1,995
Redeemable equity securities	143	—	—	143
Stockholders’ deficit	(1,495)	387	(387)	(1,495)

Total liabilities, redeemable equity securities, and stockholders’ equity/(deficit)	$6,124	$4,879	$(613)	$10,390

Condensed Statement of Cash Activities

Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	Three Months Ended January 31, 2009
	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
(in millions)
Cash flows from operating activities
Net income (loss)	$234	$(1)	$1	$234
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	67	4	—	71
Depreciation of equipment leased to others	7	5	—	12
Deferred income taxes	(5)	7	—	2
Equity in income of non-consolidated affiliates	(17)	—	—	(17)
Equity in income of financial services affiliates	(1)	—	1	—
Dividends from non-consolidated affiliates	24	—	—	24
Restructuring charges	58	—	—	58
Other, net	(489)	431	(2)	(60)

Net cash provided by (used in) operating activities	(122)	446	—	324

Cash flows from investing activities
Purchases of marketable securities	(199)	—	—	(199)
Sales or maturities of marketable securities	52	—	—	52
Net change in restricted cash and cash equivalents	—	158	—	158
Capital expenditures	(38)	—	—	(38)
Purchase of equipment leased to others	(6)	(10)	—	(16)
Other investment activities	(28)	1	20	(7)

Net cash provided by (used in) investing activities	(219)	149	20	(50)

Net cash (used in) provided by financing activities	1	(612)	(20)	(631)

Effect of exchange rate changes on cash and cash equivalents	(2)	(5)	—	(7)

Decrease in cash and cash equivalents	(342)	(22)	—	(364)

Cash and cash equivalents at beginning of the period	775	86	—	861

Cash and cash equivalents at end of the period	$433	$64	$—	$497

Condensed Statement of Cash Activities

Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	Three Months Ended January 31, 2008
	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
(in millions)
Cash flows from operating activities
Net loss	$(65)	$(15)	$15	$(65)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	77	1	—	78
Depreciation of equipment leased to others	10	5	—	15
Deferred income taxes	11	—	—	11
Equity in income of non-consolidated affiliates	(24)	—	—	(24)
Equity in loss of financial services affiliates	25	—	(25)	—
Dividends from non-consolidated affiliates	12	—	—	12
Dividends from financial services affiliates	15	—	(15)	—
Other, net	(161)	115	10	(36)

Net cash provided by (used in) operating activities	(100)	106	(15)	(9)

Cash flows from investing activities
Purchases of marketable securities	(25)	—	—	(25)
Sales or maturities of marketable securities	10	—	—	10
Net change in restricted cash and cash equivalents	2	(447)	—	(445)
Capital expenditures	(36)	(1)	—	(37)
Purchase of equipment leased to others	—	(7)	—	(7)
Other investment activities	20	10	—	30

Net cash used in investing activities	(29)	(445)	—	(474)

Net cash (used in) provided by financing activities	(77)	356	15	294

Effect of exchange rate changes on cash and cash equivalents	2	4	—	6

Increase (decrease) in cash and cash equivalents	(204)	21	—	(183)

Cash and cash equivalents at beginning of the period	716	61	—	777

Cash and cash equivalents at end of the period	$512	$82	$—	$594